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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: July 23, 1999

                          ROBOTIC VISION SYSTEMS, INC.
               (Exact name of Registrant as specified in Charter)

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
                Delaware                                   000-8623                                 11-2400145
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(State or other jurisdiction of incorporation)       (Commission File No.)          (IRS Employer Identification Number)
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5 Shawmut Road, Canton, Massachusetts                                   02021
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (781) 821-0830
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Item 5.   Other Events.

          On July 23, 1999, Registrant completed a private sale to "accredited investors", as that term is defined in Rule 501, promulgated under the Securities Act of 1933, as amended, of (i) five-year common stock purchase warrants at a price of $1.375 per warrant and (ii) 1,063,593 shares of common stock at a price of $3.05 per share, for aggregate proceeds to Registrant of approximately $7.5 million. The warrants entitle the holders to acquire up to 3,090,907 shares of Registrant's common stock at an exercise price of $4.02 per share. Registrant expects to derive net proceeds of $6.7 million from this transaction.

          The exercise price of the warrants is subject to possible downward adjustment on one occasion, as follows: if on January 14, 2000 the average of the closing bid prices of Registrant's common stock for the 30 trading days prior to that date shall have been less than $4.02, then the exercise price shall be reduced to an amount equal to such average. The warrants contain provisions to protect the respective holders against dilution, including any future sales of Registrant's equity securities at below then prevailing market prices (subject to enumerated exceptions).

          The Zanett Securities Corporation acted as placement agent and received placement fees and a non-accountable expense allowance totaling 7.9% of the gross proceeds of the offering, and five-year warrants to acquire 150,000 shares of Registrant's common stock at an exercise price of $5.00 per share.

          Registrant has agreed that it will file a registration statement with the Securities and Exchange Commission to effect a registration of both the shares of common stock sold in this transaction and the shares of common stock issuable upon exercise of the warrants.

          Registrant intends to use the net proceeds of this private equity placement for working capital purposes.

Item 7.   Financial Statements and Exhibits.

          (a)  Financial Statements:

               None

          (b)  Exhibits:

               Exhibit No.                   Description

               7.1 Form of Securities Purchase Agreement dated as of July 19, 1999 among Robotic Vision Systems, Inc. and the purchasers parties thereto.

               7.2             Form of Common Stock Purchase Warrant

               7.3             Registration Rights Agreement
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 23, 1999                       ROBOTIC VISION SYSTEMS, INC.
                                               (Registrant)

                                           By: /s/ Ira Roxland
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                                                Ira Roxland
                                                Assistant Secretary